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                            ASSET PURCHASE AGREEMENT

                                  by and among

                             CDMI PRODUCTIONS, INC.
                             a New York corporation

                                       and

                        MATTHEW CROUCH and LAURIE CROUCH

                          Dated as of November 18, 2004

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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is entered into effective as of November
18, 2004 (the "Effective Date") by and among CDMI PRODUCTIONS, INC., a New York corporation ("CDMP"), and MATTHEW CROUCH, a resident of the state of California
("M. Crouch"), and LAURIE CROUCH a resident of the state of California ("L.
Crouch") (M. Crouch and L. Crouch each a "Seller" and together, the "Sellers").

                                    RECITALS

         WHEREAS, the Sellers are engaged in the business of developing, marketing, and distributing movies and related products.

         WHEREAS, Pursuant to the terms and conditions of this Agreement, the
Sellers wish to sell to CDMP, and CDMP desires to purchase from the Sellers certain assets related to the movie industry.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 PURCHASE AND SALE. Subject to the terms and conditions contained herein, CDMP agrees to buy and the Sellers agree to sell those certain tangible and intangible assets, contracts, rights, and properties, including without limitation related Intellectual Property Rights (as defined below), all as more particularly described in Exhibit A to this Agreement (collectively, the
"Assets").

         1.2 ASSIGNMENT OF CONTRACTS. Other than as set forth in Exhibit B to this Agreement, to the best of each of the Sellers' knowledge, there are no contracts directly related to the Assets (collectively, the "Contracts"). The
Sellers agree to assign all of their rights in such Contracts, if any, to CDMP.
The Sellers shall give all such assistance to CDMP as CDMP reasonably requests to enable CDMP to enjoy the benefit of such Contracts. If consents to the transfer or assignment of such Contracts from third parties are required or in
CDMP's reasonable opinion desirable and such consents have not already been obtained, the Sellers will use their best efforts to obtain such consents prior to the Closing Date.

         1.3 COMPLETE TRANSFER. Sellers expressly agree that the sale of the
Assets under this Agreement constitutes a complete transfer of all of their rights, title and interest with respect to the Assets and that the Sellers reserve no rights to market or otherwise transfer the Assets.

                1.3.1 NO ASSUMPTION OF LIABILITIES. This Agreement does not transfer, CDMP does not assume, and CDMP expressly disclaims any and all liabilities, costs, debts, claims and obligations of the Sellers relating to the
Assets or otherwise. CDMP shall have no obligation with respect to any obligations of the Sellers arising prior to the Closing Date.

2. PAYMENT.

        2.1 PURCHASE PRICE. The aggregate purchase price for the Assets shall be
2,640,000 shares of CDMP common stock (the "Purchase Price") and shall be issued and delivered by CDMP to

                                       4

the Sellers (and between the Sellers as communicated to CDMP prior to the
Closing) upon the successful completion of the closing as set forth in Section
3.1.

        2.2 TAXES. The Sellers shall be responsible for any and all sales or other transaction taxes, duties and other similar charges, if any, payable in connection with the sale of the Assets or the transactions and payments contemplated hereby.

3. CLOSING.

        3.1 CLOSING. On the Closing Date, (a) CDMP shall deliver to the Sellers stock certificates representing 2,640,000 shares of CDMP common stock in the name of the Sellers (and in such amounts between the Sellers as communicated to
CDMP prior to the Closing) (the "Shares"), and (b) the Sellers shall deliver the following to CDMP: (i) a bill of sale relating to the Assets in a form reasonably acceptable to CDMP; (ii) a duly executed assignment of the Contracts in a form reasonably acceptable to CDMP; and (iii) a duly executed assignment of the Intellectual Property Rights (as defined in Section 4.3.1) included in the
Assets in a form reasonably acceptable to CDMP.

        3.2 TRANSFER OF ASSETS. On the Closing Date, the Sellers shall deliver to CDMP at CDMP's premises, or at such other place as the parties to this
Agreement may mutually agree, the Assets (including without limitation, all film, scripts, and any and all other documentation and information necessary for developing and exploiting the Assets, which shall be transferred on CD-ROM). The delivery of the Shares in exchange for the Assets on the Closing Date shall be the "Closing".

4. REPRESENTATIONS AND WARRANTIES OF Sellers.

        Except as disclosed or excepted in the Sellers' Schedule of Exceptions
(the "Sellers Schedule"), which shall state the specific subsection of this
Section 4 to which each disclosure or exception is made, the Sellers represent and warrant to CDMP as set forth in this Section 4.

        4.1    TITLE TO ASSETS; INTELLECTUAL PROPERTY.

                4.1.1 GOOD TITLE. The Sellers have good and marketable title in and to all of the Assets including any patents, patent applications, service marks, trade names, trademarks, trademark applications, copyrights, copyright applications, trade secrets, know-how, data or other proprietary or intellectual property rights included in the Assets (collectively, "Intellectual Property
Rights") and such are not subject to any mortgage, pledge, lien, lease, claim, encumbrance, charge, security interest, royalty obligations or other interest or claim of any kind or nature whatsoever. There are no material agreements or arrangements between the Sellers and any third party which are reasonably likely to have a material effect upon the Sellers' title to and other rights respecting the Assets. The Sellers have the sole right to bring actions for infringement of any Intellectual Property Rights included in the Assets.

                4.1.2 PROTECTION OF OWNERSHIP INTEREST. The Sellers have taken and will take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights transferred in accordance with this Agreement. The Sellers have not taken any action or, to their knowledge, failed to take an action that directly or indirectly has caused the proprietary information contained in the Assets to enter the public domain or in any way affected its value or the Sellers' absolute and unconditional ownership thereof. No source code or object code of any

Intellectual Property Rights is subject to escrow and such source code has not been disclosed to any third party.

                4.1.3 NO LIMITATIONS ON ASSETS. With respect to the transfer of rights in and to the Assets under this Agreement, except as to the Contracts assigned to CDMP under Section 1.2, CDMP shall be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Assets, whether in the form transferred to
CDMP or after modification, development, editing or revisions. All rights to any tangible or intangible property material (including, but not limited to, all
Intellectual Property Rights in the Assets) to the Assets and used in the
Sellers' business as presently conducted or currently planned by the Sellers, or as conducted by any predecessor entity or prior owner of any portion of the
Assets, have been validly transferred to the Sellers free of any adverse claims by any such predecessor entity, or any partner, limited partner, security holder or creditor of any such predecessor entity, and no such property rights remain in any such entity. The Sellers are under no obligation to pay any other party any royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of the Assets.

                4.1.4 NO VIOLATION OF THIRD PARTY RIGHTS. To Sellers' knowledge, the use of the Assets and the Intellectual Property Rights in the Assets in the
conduct of Sellers' business have not and do not infringe or conflict with the rights of others under any Intellectual Property Rights in any jurisdiction in the world.

                4.1.5 NO INDEMNITY OBLIGATIONS. The Sellers have not agreed to indemnify any third party for or against any infringement of any Intellectual
Property Rights.

         4.2 CONFLICTING AGREEMENTS. Neither the execution nor delivery by the
Sellers of this Agreement nor compliance by the Sellers with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which the Sellers are subject or any Contract, or (b) result in the creation of any lien upon all or any of the
Assets. The Sellers are not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the transfer of the Assets.

        4.3 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against the Sellers: (a) which questions the validity of this
Agreement or the right of the Sellers to enter into this Agreement or seeks to prevent any of the transactions contemplated under this Agreement, (b) which is reasonably likely to have a material adverse effect on the Assets, (c) which challenges the ownership or use, in any respect, of the Assets, or (d) which challenges the rights of the Sellers under or the validity of any of the
Intellectual Property Rights. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against the Sellers relating to the Assets or this transaction. No action, suit, proceeding or investigation is pending or threatened by the Sellers against any third party relating to the
Assets.

        4.4 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. The Sellers are not in
violation of any laws, material governmental orders, rules or regulations, whether federal, state or local, to which the Sellers or the Assets are subject except for any such violations which are not reasonably likely to have a material adverse effect on the Assets. The Sellers have prior to the Closing
Date delivered to CDMP a true and correct list of all licenses, franchises, permits and other

governmental authorizations held by the Sellers that are material in connection with the Sellers' business related to the ownership and use of the Assets.

        4.5 BULK SALES LAWS. The Bulk Sales laws of no state are applicable to the sale and transfer of the Assets.

        4.6 MATERIAL CONTRACTS, COMMITMENTS, AND PRODUCT WARRANTIES. The Sellers
have supplied CDMP with true and correct copies of all of the Contracts. Except for terminated agreements, each of the Contracts is valid, binding and in full force and effect in all material respects and enforceable by the Sellers, in accordance with its terms. The Sellers are not in default under any of the
Contracts. No party to a Contract has terminated or overtly threatened termination of any contractual arrangement with the Sellers directly related to the Assets.

        4.7 MANUFACTURING AND TECHNOLOGY RIGHTS. The Sellers have not granted rights to publish, produce, assemble, license or sell the Intellectual Property
Rights to any other person and are not bound by any agreement which affects the
Sellers' exclusive right to publish, produce, assemble, license, distribute or sell the Intellectual Property Rights.

        4.8 TAXES. There are no tax liens against the Assets, and to the
Sellers' knowledge, there is no basis for any such lien.

        4.9 BROKERAGE. There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the
Sellers.

        4.10 FULL DISCLOSURE. This Agreement, the Exhibits and Schedules hereto, and all other documents delivered by the Sellers to CDMP or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to the Sellers' knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5. REPRESENTATIONS AND WARRANTIES OF CDMP.

                Except as disclosed or excepted in CDMP's Schedule of Exceptions
(the "CDMP Schedule"), which shall state the specific subsection of this Section
4 to which each disclosure or exception is made, CDMP represents and warrants to the Sellers as set forth in this Section 5.

        5.1 ORGANIZATION AND STANDING. CDMP is a corporation duly organized, validly existing and in good standing under the laws of New York. CDMP has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

        5.2 POWER; AUTHORIZATION. CDMP has all requisite legal power and authority to enter into and perform this Agreement in accordance with its terms.
The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary corporate action on the part of CDMP and no further authorization or approval, whether from directors or shareholders of CDMP or governmental bodies or otherwise, is necessary to enable CDMP to enter into and perform the same; and this Agreement, when executed and delivered, shall

constitute the legal and binding obligation of CDMP, enforceable against CDMP in accordance with its terms.

        5.3 CAPITALIZATION. CDMP's authorized capital stock consists of (a)
50,000,000 shares of Common Stock, $.01 par value, of which 6,358,750 shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding. Except as set forth above, and on Schedule 5.3 hereto, as of the date hereof, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate CDMP to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, CDMP has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in
CDMP.

        5.4 SHARES VALIDLY ISSUED. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

        5.5 CONFLICTING AGREEMENTS. Neither the execution nor delivery by CDMP of this Agreement nor compliance by CDMP with the terms and provisions hereof will conflict with, or result in a breach of (a) the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of CDMP or any agreement to which CDMP is a party, which would prevent any of the transactions contemplated under this
Agreement, or (b) any regulation, law, judgment, order or the like to which CDMP is subject, the default or violation of which would prevent any of the transactions contemplated under this Agreement.

        5.6 LITIGATION. There is no action, suit, proceeding or investigation pending or threatened against CDMP which questions the validity of this
Agreement or the right of CDMP to enter into this Agreement, seeks to prevent any of the transactions contemplated under this Agreement, or seeks damages in excess of $5,000. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against CDMP.

        5.7 BROKERAGE. There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of
CDMP.

        5.8 FINANCIAL STATEMENTS. CDMP has delivered to the Sellers (a) its audited balance sheet as at October 31, 2003 and audited statement of income and cash flows for the twelve months ending October 31, 2003, and (b) its unaudited balance sheet as at July 31, 2004 and unaudited statement of income and cash flows for the nine months ending July 31, 2004 (collectively, the "Financial
Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of
CDMP as of the dates thereof; provided, however, that the unaudited financial statements are subject to normal recurring year end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

        5.9 ABSENCE OF CHANGES. Except as contemplated hereby, since July 31,
2004 a) CDMP has not entered into any transaction that was not in the ordinary course of business; b) except for sales of services in the ordinary course of business, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of CDMP; c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of CDMP in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any share of the capital stock of CDMP; d) there has been no declaration, payment, or commitment for the payment, by CDMP, of a bonus or other additional salary, compensation, or benefit to any employee of CDMP that was not in the ordinary course of business, except for normal year-end bonuses paid in the ordinary course of business; e) there has been no release, compromise, waiver or cancellation of any debt to or claim by CDMP, or waiver of any right of CDMP; f) there have been no capital expenditures in excess of
$10,000 for any single item, or $25,000 in the aggregate; g) there has been no change in accounting methods or practices or revaluation of any asset of CDMP
(other than all accounts, notes, contracts, and other receivables of CDMP
(collectively, the "CDMP Accounts Receivable") hereof written down in the ordinary course of business which were less than $10,000 for any single CDMP
Accounts Receivable, or $25,000 in the aggregate); h) there has been no material damage, or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the business of CDMP or the operations of
CDMP; i) there has been no loan by CDMP, or guaranty by CDMP of any loan, to any employee of CDMP; j) CDMP has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of CDMP; k) there has been no termination or resignation of any key employee or officer of CDMP, and to the knowledge of CDMP, no such termination or resignation is threatened; l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the business of CDMP, to which CDMP is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated hereby; m) CDMP has not failed to satisfy any of its debts, obligations or liabilities related to the business or the assets of CDMP as the same become due and owing (except for all material accounts, notes, contracts and other amounts payable in accordance with past practices and in the ordinary course of business); n) there has been no agreement or commitment by CDMP to do any of the foregoing; and o) there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets, business or financial condition of CDMP.

        5.10 UNDISCLOSED LIABILITIES. CDMP has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except a) liabilities incurred in the ordinary course of business after
July 31, 2004, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of CDMP; b)
liabilities reflected on the Financial Statements; and c) liabilities incurred as a result of the transactions contemplated hereby.

        5.11 TITLE TO PROPERTIES. CDMP has good and marketable title to all tangible property and assets used in the business of CDMP, and good and valid title to its leasehold interests, in each case, free and clear of any and all liens.

        5.12 TAXES.

                (a) CDMP has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by CDMP on or prior to the Closing Date. CDMP has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by CDMP (whether by way of withholding or otherwise) to any federal, state, local or other taxing

authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit have been paid or settled.

                (b) CDMP is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

        5.13 COMPLIANCE WITH APPLICABLE LAWS. CDMP holds all material permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary to own, lease or operate all of the assets and properties of
CDMP, as appropriate, and to carry on the business of CDMP as now conducted (the
"CDMP Permits"). To the knowledge of CDMP, CDMP is in material compliance with all applicable laws, ordinances and regulations and the terms of the CDMP
Permits.

        5.14 SEC REPORTS. CDMP has previously made available to the Sellers
(including through the SEC's EDGAR system) true and complete copies of: (a)
CDMP's Annual Report on Form 10-KSB for the year ended October 31, 2003; (b)
CDMP's Quarterly Reports on Form 10-QSB filed with the SEC for the quarters ended January 31, 2004, April 30, 2004, and July 31, 2004, and any current reports on Form 8-K filed since October 31, 2003 (individually a "SEC Report"
and collectively, the "SEC Reports"). None of the SEC Reports contain any untrue statement of a material fact nor, to CDMP's knowledge, omit to state a material fact necessary in order to make the statements contained therein not misleading.
CDMP has filed reports required by Section 13 or 15(d) of the Securities
Exchange Act of 1934 that it has been required to file since it has been subject to such filing requirements. CDMP has begun the preparation of its Annual Report on Form 10-KSB for the year ended October 31, 2004, and to the best of CDMP's knowledge, there is no reason that it will not be filed in a timely manner.

        5.15 FULL DISCLOSURE. This Agreement, the Exhibits and Schedules hereto, and all other documents delivered by CDMP to Sellers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to CDMP's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6. CLOSING CONDITIONS OF SELLERS

        Sellers' obligations to sell the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this
Section 6. CDMP acknowledges and agrees that Sellers shall not owe CDMP any amount for a failure of the closing to occur as a result of a closing condition.

        6.1 MATERIAL ADVERSE CHANGE. The Sellers shall be satisfied in their sole discretion (a) that the representations and warranties made by CDMP in
Section 5 above are true and correct as of the Closing Date, (b) that any matters included in the Schedules of CDMP which the Sellers' deem to be unacceptable and which have been specified in writing to CDMP have been remedied to the Sellers' satisfaction, and (c) with the results of its business, technical, legal and financial review of the books, records, agreements and other legal documents and business organization of CDMP.

        6.2 CONSENTS, APPROVALS AND WAIVERS. The Sellers and CDMP shall have obtained, in a manner satisfactory to the Sellers and their counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

        6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by CDMP on or prior to the Closing Date shall have been performed or complied with in all respects.

        6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Sellers and their counsel, and the Sellers and their counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

      6.5 CERTIFICATES. The appropriate officers of CDMP shall have executed and delivered to the Sellers at the Closing, CDMP's Closing Certificate,
substantially in the form of Exhibit C hereto and a Secretary's Certificate, substantially in the form of Exhibit D hereto.

      6.6 GOOD STANDING. The Sellers shall have received a certificate of good standing for CDMP as certified by the Secretary of State of New York (dated within 30 days prior to the Closing).

      6.7 NO ACTIONS. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement, or which is related to or arises out of the business or operations of CDMP, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Sellers or their counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

     6.8 CDMP BOARD APPROVAL. CDMP's Board of Directors shall have approved the
CDMI 2004 Equity Compensation Plan, and shall have recommended its approval to
CDMP's stockholders, and shall have elected M. Crouch to the Board of Directors of CDMP.

     6.9 OTHER DOCUMENTS. The Sellers shall have received from CDMP such other documents as the Sellers' counsel shall have reasonably requested, in form and substance reasonably satisfactory to the Sellers' counsel, including, without limitation, executed copies by CDMP of the Registration Rights Agreement in substantially the form attached hereto as Exhibit E (the "Registration Rights
Agreement"), the Employment Agreement in substantially the form attached hereto as Exhibit F (the "Employment Agreement"), and the Shareholders Agreement in
substantially the form attached hereto as Exhibit G (the "Shareholders
Agreement").

7. CLOSING CONDITIONS OF CDMP. CDMP's obligations to purchase the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this Section 7.

        7.1 SATISFACTORY DUE DILIGENCE; MATERIAL ADVERSE CHANGE. CDMP shall be satisfied in its sole discretion (a) that the representations and warranties made by the Sellers in Section 4 above are true and correct as of the Closing
Date, (b) that any matters included in the Schedule which CDMP deems to be unacceptable and which have been specified in writing to the Sellers have been remedied to CDMP's satisfaction, and (c) with the results of its business, technical, legal and financial review of the books, records, agreements and other legal documents related to the Assets.

        7.2 CONSENTS, APPROVALS AND WAIVERS. The Sellers and CDMP shall have obtained, in a manner satisfactory to CDMP and its counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

        7.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Sellers on or prior to the Closing Date shall have been performed or complied with in all respects.

        7.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to CDMP and its counsel, and CDMP and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

       7.5 BILL OF SALE. The Sellers shall have delivered to CDMP a duly executed bill of sale relating to the Assets in a form reasonably acceptable to
CDMP.

       7.6 ASSIGNMENT OF CONTRACTS. The Sellers shall have delivered to CDMP a duly executed assignment of the Contracts in a form reasonably acceptable to
CDMP.

       7.7 ASSIGNMENT OF INTELLECTUAL PROPERTY. The Sellers shall have delivered to CDMP a duly executed assignment of the Intellectual Property Rights.

       7.8 CERTIFICATES. The Sellers shall have executed and delivered to CDMP the Sellers' Closing Certificate, substantially in the form of Exhibit H hereto.

       7.9 NO ACTIONS. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement, or which is related to or arises out of the business or operations of the Sellers, if such action, proceeding, investigation or legislation, in the reasonable judgment of CDMP or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

      7.10 OTHER DOCUMENTS. CDMP shall have received from the Sellers such other documents as CDMP's counsel shall have reasonably requested, in form and substance reasonably satisfactory to CDMP's counsel, including, without limitation, executed copies by the appropriate party of the Registration Rights
Agreement, Employment Agreement, and Shareholders Agreement.

8. INDEMNIFICATION.

        8.1 SELLERS INDEMNITY. The Sellers agree to indemnify CDMP, its affiliates, its subsidiaries, or its successors (collectively the "Purchasers")
and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Purchasers, directly or indirectly, to the extent that such liabilities, losses, damages, costs or expenses ("Damages") are occasioned by, caused by or arise out of:

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                8.1.1 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

                8.1.2 Any debts, claims, liabilities, or obligations of the
Sellers not expressly assumed by Purchaser pursuant to this Agreement.

        8.2 CDMP INDEMNITY. Purchaser agrees to indemnify the Sellers and their successors and assigns (the "Sellers Parties") and to hold them harmless from and against any and all liabilities, losses, damages, costs or expenses
(including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Sellers Parties to the extent that such Damages are occasioned by, caused by or arise out of:

                8.2.1 Any breach of any of the representations or warranties or failure to perform any of the covenants made by Purchasers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement.

        8.3 INDEMNIFICATION CLAIMS. If either the Sellers or CDMP (the
"Claimant") wishes to assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other party a written notice setting forth:

                8.3.1 the specific representation and warranty alleged to have been breached by such other party;

                8.3.2 a detailed  description of the facts and  circumstances giving rise to the alleged breach of such representation and warranty; and

                8.3.3 a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

        8.4 DEFENSE OF THIRD PARTY ACTIONS. If either party hereto (the
"Indemnified Party") receives notice or otherwise obtains knowledge of the commencement or threat of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter that may give rise to an indemnification claim against the other party hereto (the
"Indemnifying Party"), then the Indemnified Party shall promptly deliver to the
Indemnifying Party a written notice describing such complaint or the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or the opportunity to defend or participate in the defense of said claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the
Indemnified Party, in either case within such 20 day period, then such
Indemnified Party may employ counsel, reasonably acceptable to the Indemnifying
Party, to represent or defend it in any such action or proceeding and the
Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the

                                       11

Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the
Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use all commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The
Indemnifying Party shall not settle any claim or assertion, unless the
Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

        8.5 EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All of the
representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect on the first anniversary of the Closing Date, and all liability of the Sellers and CDMP with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such first anniversary, Claimant delivers a written notice to the other party hereto, then the specific indemnification claim set forth in such notice shall survive such first anniversary (and shall not be extinguished thereby) until the settlement of such specific claim.

        8.6 THRESHOLD. Neither the Sellers nor CDMP shall be required to make any indemnification payment pursuant to Section 8.1 or 8.2, respectively, until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by an Indemnified Party, or to which an
Indemnified Party has or otherwise becomes subject to, exceeds $50,000 in the aggregate. At such time as the total amount of such Damages exceeds $50,000 in the aggregate, the Indemnified Party shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000); provided, however, that Sellers' indemnification obligations hereunder shall in no event exceed in the aggregate the sum of the Purchase
Price.

9. POST-CLOSING COVENANTS.

        9.1 FURTHER ASSURANCES. The Sellers shall not voluntarily undertake any course of action which interferes in any way with the rights obtained by CDMP hereunder or is otherwise inconsistent with the satisfaction of its obligations or agreements set forth in this Agreement. The Sellers hereby agree not to contest CDMP's ownership of the Intellectual Property Rights or CDMP's title to the Assets. The Sellers shall execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, consistent with the terms of this Agreement, which are reasonably requested and prepared by CDMP or its counsel and shall take any other action, consistent with the terms of this Agreement, that may be reasonably requested and prepared by CDMP or its counsel for the purpose of assigning, transferring, granting, conveying, and confirming to CDMP or reducing to its possession, any or all of the Assets or the liabilities. CDMP shall be solely responsible for all out-of-pocket costs related to such requests. If CDMP cannot secure the
Sellers' signatures for any of the foregoing after reasonable efforts, the
Sellers appoints CDMP as the Sellers' attorney-in-fact to take all actions CDMP deems reasonably necessary to exercise its rights under this Section.

                                       12

        9.2 CONFIDENTIALITY. From and after the Closing Date, to the maximum extent permitted by applicable law, all technical, marketing and other information directly relating to the Assets and Intellectual Property Rights
(the "Confidential Information") thereto shall at all times be and remain the sole and exclusive property of CDMP. At all times after the Closing Date, the
Sellers shall retain in strictest confidence, and shall not disclose to third parties or use for its benefit or for the benefit of any third party, all
Confidential Information assigned under this Agreement or disclosed by CDMP or in any other way relating to the Assets, provided, however, that "Confidential
Information" shall not include information which is public knowledge or becomes generally available to the public or a third party other than as a result of a disclosure by the Sellers without the consent of or not at the direction of
CDMP. The Sellers understand and agree that CDMP's remedies at law for a breach by the Sellers of their obligations under this Section 9.2 will be inadequate and that CDMP shall, in the event of any such breach, be entitled to equitable relief (including without limitation injunctive relief and specific performance)
in addition to all other remedies provided under this Agreement or available to
CDMP at law.

10. MISCELLANEOUS.

        10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California applicable to contracts entered into and to be performed entirely within the State of
California. Any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought exclusively in a state or federal court in Los Angeles County, California.

        10.2 WAIVERS; CUMULATIVE REMEDIES. Any waiver, consent or the like must be in writing. Any waiver by either party of any breach of this Agreement by the other party shall not constitute a waiver of any other or subsequent breach of this Agreement. All remedies, either under this Agreement or by law or otherwise, afforded to the parties hereunder shall be cumulative and not alternative.

        10.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon receipt by facsimile with a confirming copy sent by first-class mail, postage prepaid, or five (5)
days after deposit in the U.S. postal system by certified or registered mail, return receipt requested, postage prepaid to the addresses first set forth below such other address as a party may designate for itself by providing notice hereunder:

     If to Sellers:                 If to CDMP:
     Matthew Crouch                 John R. Dempsey, Jr., CEO
     3400 W. Cahuenga Blvd.         CDMI Productions, Inc.
     Hollywood, California 90068    1125 North Lindero Canyon Rd., Ste. A-8 #209
     Fax: (323) 874-5888            Westlake Village, CA 91362
                                    Fax: (818) 707-3768

        10.4 AUDIT. Each party shall provide the other with notice of an audit by any tax authority of such party's books and records, which is reasonably likely to relate to the Assets or the sale of the Assets in this transaction.

        10.5 ATTORNEYS' FEES. In any action brought to construe or enforce this
Agreement, the prevailing party shall receive in addition to any other remedy to which it may be entitled, compensation for all costs incurred in pursuing such action, including, but not limited to, reasonable attorneys' and expert witnesses' fees and costs.

                                       13

        10.6 EXPENSES. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

        10.7 SEVERABILITY. In case any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed amended to the extent required to make it valid and enforceable and such amended provision and the remaining provisions of this Agreement will remain in full force and effect.

        10.8 TITLE AND HEADINGS. The titles and headings contained in this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.9 SUCCESSOR AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

        10.10 RIGHTS OF THIRD PARTIES. Nothing contained in this Agreement, express or implied, shall be deemed to confer any rights or remedies upon, or obligate any of the parties hereto, to any person or entity.

        10.11 PUBLICITY. The terms of this Agreement shall be considered confidential information of CDMP and the Sellers. CDMP and the Sellers agree that the specific provisions hereof shall not be revealed or disclosed by them without the prior written consent of the other party except to the extent such disclosure is required by applicable law or regulation.

        10.12 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Exhibits hereto and the other documents delivered pursuant hereto constitute the full, exclusive, complete and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes and revokes all other previous discussions, understanding and agreements, whether oral or written, between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the affected party.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                       14

        The parties to this Agreement have caused this Agreement to be executed and delivered as of November 18, 2004.

                                                CDMI PRODUCTIONS, INC.,
                                                a New York corporation

                                                By:
                                                    ----------------------------
                                                Name: John R. Dempsey, Jr.
                                                Title: Chief Executive Officer

                                                SELLERS

                                                By:
                                                    ----------------------------
                                                Name: Matthew Crouch

                                                By:
                                                    ----------------------------
                                                Name: Laurie Crouch

                                       15

                                    EXHIBIT A

                                     ASSETS

The following assets are the subject of this Purchase Agreement:

Property 1:
"One Night with the King" Feature Film
Distribution Rights: Solely owned by Gener8Xion Entertainment
Rights are assigned to Gener8Xion per agreement for the worldwide exploitation in perpetuity (distributed/assigned to Matthew Crouch and Laurie Crouch as a dividend)

Property 2:
"Prodigal Son" Animated Feature Film
Distribution Rights: Currently owned by GoodTimes Entertainment
Script: Solely owned by Gener8Xion Entertainment (distributed/assigned to
Matthew Crouch and Laurie Crouch as a dividend)

                                       16

                                    EXHIBIT B

                                    CONTRACTS

NONE.

                                       17

                                    EXHIBIT C

                           CLOSING CERTIFICATE OF CDMP

                                       18

                                    EXHIBIT D

                         SECRETARY'S CERTIFICATE OF CDMP

                                       19

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

                                       20

                                    EXHIBIT F

                              EMPLOYMENT AGREEMENT

                                       21

                                    EXHIBIT G

                             SHAREHOLDERS AGREEMENT

                                       22

                                    EXHIBIT H

                         CLOSING CERTIFICATE OF SELLERS

                                       23